Exhibit 99.1

ChannelAdvisor Announces Fourth Quarter and Full Year 2017 Financial Results
Fourth quarter total revenue of $34.1 million increases 7 percent year-over-year
Fourth quarter GAAP net loss of $(0.5) million
Fourth quarter Adjusted EBITDA of $3.9 million

Research Triangle Park, NC - February 13, 2018 - ChannelAdvisor Corporation (NYSE: ECOM), a leading provider of cloud-based e-commerce solutions that enable retailers and branded manufacturers to increase global sales, today announced its financial results for the fourth quarter and full year ended December 31, 2017.
"We had a solid finish to the year," said David Spitz, CEO of ChannelAdvisor. "Our fourth quarter results were within our guidance ranges, with an underlying improvement in sales activity. We believe our overall improvement in net new sales during the year signals that we are nearing the completion of our transition to larger customers. This transition continued to contribute to our increasing average revenue per customer, which grew nine percent in the fourth quarter. With ongoing platform innovation, we believe we are even better positioned to help our customers succeed in an ever-evolving e-commerce market. Our outlook reflects our ability to share in their success, combined with moderated assumptions for variable revenue, as we continue to focus on driving an improving overall top-line performance."
Fourth Quarter 2017 Financial Results

•	Total revenue of $34.1 million for the fourth quarter of 2017 increased 7 percent compared with total revenue of $31.8 million in the fourth quarter of 2016.

•
GAAP net loss was $(0.5) million in the fourth quarter of 2017 compared with GAAP net income of $5.8 million in the fourth quarter of 2016. GAAP basic and diluted net loss per share was $(0.02), based on 26.6 million weighted average shares outstanding, compared with GAAP basic net income per share of $0.23, based on 25.9 million weighted average shares outstanding, and GAAP diluted net income per share of $0.21, based on 27.6 million weighted average shares outstanding in the year-ago period.

•
Non-GAAP net income, which excludes non-cash stock-based compensation expense, was $2.4 million for the fourth quarter of 2017 compared with non-GAAP net income of $8.9 million for the fourth quarter of 2016.

•
Adjusted EBITDA, a non-GAAP measure, was $3.9 million for the fourth quarter of 2017 compared with $5.2 million for the fourth quarter of 2016. Adjusted EBITDA excludes depreciation, amortization, income tax expense (benefit), interest expense and stock-based compensation expense.

•	Cash and cash equivalents at quarter end totaled $53.4 million, compared with $54.2 million at the end of the third quarter of 2017.
Full Year 2017 Financial Results

•	Total revenue of $122.5 million for the year increased 8 percent compared with total revenue of $113.2 million in 2016.

•
GAAP net loss was $(16.6) million in 2017 compared with a net loss of $(8.0) million in 2016. GAAP net loss per share was $(0.63), based on 26.4 million weighted average shares outstanding in 2017, compared with a net loss per share of $(0.31), based on 25.6 million weighted average shares outstanding in 2016.

•
Non-GAAP net loss, which excludes non-cash stock-based compensation expense in 2017 and 2016 and a one-time charge in 2017 in connection with our entering into voluntary disclosure agreements ("VDAs") related to our potential unpaid sales taxes obligations, was $(2.1) million in 2017 compared with non-GAAP net income of $5.3 million in 2016.

•
Adjusted EBITDA was $4.6 million in 2017 compared with $7.4 million in 2016. Adjusted EBITDA excludes depreciation, amortization, income tax expense (benefit), interest expense, stock-based compensation expense and the one-time charge for VDAs related to sales taxes described above.

Recent Business Highlights

•
Average revenue per customer, calculated on a trailing twelve-month basis, increased 9 percent to $42,693 at the end of the fourth quarter, compared with $39,339 at the end of the fourth quarter of 2016. Total customer count was 2,840 at the end of the fourth quarter, compared with 2,875 customers at the end of the fourth quarter of 2016.

•
For the fourth quarter of 2017, fixed subscription fees were 73 percent of total revenue and variable subscription fees were 27 percent of total revenue. This compares to 71 percent and 29 percent, respectively, for the fourth quarter of

Exhibit 99.1

2016. For both full years 2017 and 2016, fixed subscription fees were 76 percent of total revenue and variable subscription fees were 24 percent of total revenue.

•	Processed $8.9 billion in total gross merchandise value in 2017, an increase of 10 percent from 2016.

•	Added new top-tier customers including Aosom, Electrolux Singapore and TUMI.

•	Named #1 marketplace management provider to the Internet Retailer Top 1000 for the sixth year in a row.

•	Named Beth Segovia as Vice President, Services.

•	Announced Catalyst Americas 2018 conference will be held in San Diego, April 17-19.
Financial Outlook
Based on information available as of today, ChannelAdvisor is issuing the following guidance for the first quarter and full year of 2018:

First Quarter 2018

•	Total revenue between $29.4 million and $29.8 million.

•	Adjusted EBITDA* between $(700) thousand and $(300) thousand.

•	Stock-based compensation expense between $2.7 million and $3.1 million.

•	26.7 million weighted average shares outstanding.

*Note: Adjusted EBITDA includes an estimated benefit from amortization of contract costs of $1.5 million as a result of our adoption of ASC 606 as of January 1, 2018. Under ASC 605, Adjusted EBITDA would be approximately $(2.2) million to $(1.8) million.

Full Year 2018

•	Total revenue between $128.0 million and $130.0 million.

•	Adjusted EBITDA* between $6.0 million and $8.0 million.

•	Stock-based compensation expense between $12.2 million and $13.2 million.

•	27.1 million weighted average shares outstanding.

*Note: Adjusted EBITDA includes an estimated benefit from amortization of contract costs of $5.0 million to $7.0 million as a result of our adoption of ASC 606 as of January 1, 2018. Under ASC 605, Adjusted EBITDA would be approximately $0.0 million to $2.0 million.
Refer to the "Adjusted EBITDA Guidance Reconciliation" table included with the financial tables at the end of this release for the reconciliation to the most comparable GAAP financial measure.
Conference Call Information

What:	ChannelAdvisor Fourth Quarter and Full Year 2017 Financial Results Conference Call
When:	Tuesday, February 13, 2018
Time:	4:30 p.m. ET
Live Call:	(855) 638-4821, Passcode 7481508, Domestic
(704) 288-0612, Passcode 7481508, International
Webcast:	http://ir.channeladvisor.com (live and replay)
Key Financial and Operating Metrics
Average revenue per customer is revenue for a particular period divided by the average monthly number of customers during the period, which is calculated by taking the sum of the number of customers at the end of each month in the period and dividing by the number of months in the period.
Number of customers includes all customers who subscribe to at least one of our solutions, but excludes the approximately 50 net new customers acquired from our acquisition of HubLogix and customers who subscribe only to certain legacy product offerings that are no longer part of our strategic focus.

Exhibit 99.1

Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: non-GAAP net (loss) income and adjusted EBITDA.
ChannelAdvisor believes that these non-GAAP measures of financial results provide useful information to management and investors relating to ChannelAdvisor’s financial condition and results of operations. The company’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.
Management of the company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the company’s financial statements. In order to compensate for these limitations, management presents non-GAAP financial measures together with GAAP results. Non-GAAP measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release. ChannelAdvisor urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business. In addition, other companies, including companies in our industry, may calculate similarly named non-GAAP measures differently than we do, which limits their usefulness in comparing our financial results with theirs.
About ChannelAdvisor
ChannelAdvisor (NYSE: ECOM) is a leading e-commerce cloud platform whose mission is to connect and optimize the world’s commerce. For nearly two decades, ChannelAdvisor has helped retailers and branded manufacturers worldwide improve their online performance by expanding sales channels, connecting with consumers around the world, optimizing their operations for peak performance and providing actionable analytics to improve competitiveness. Thousands of customers depend on ChannelAdvisor to securely power their sales and optimize fulfillment on channels such as Amazon, eBay, Google, Facebook, Walmart and hundreds more. For more information, visit www.channeladvisor.com.
Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and guidance and expectations regarding our growth and that of the e-commerce industry. These forward-looking statements are made as of the date of this release and are based on current expectations, estimates, forecasts and projections, as well as the current beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond ChannelAdvisor’s control. ChannelAdvisor’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in ChannelAdvisor’s Annual Report on Form 10-K for the year ended December 31, 2017, as well as other documents that may be filed by the company from time to time with the Securities and Exchange Commission. These documents are available on the ‘SEC Filings’ section of the Investor Relations page of our website at http://ir.channeladvisor.com. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: our reliance for a significant portion of our revenue on sales by our customers on the Amazon and eBay marketplaces and through advertisements on Google; our ability to respond to rapid changes in channel technologies or requirements; our ability to compete successfully against current and future competitors, which could include the channels themselves; our reliance in part on a pricing model under which a portion of the subscription fees we receive from customers is variable, based upon the amount of transaction volume that those customers process through our platform; our reliance on non-redundant data centers and cloud computing providers to deliver our SaaS solutions; the potential that the e-commerce market does not grow, or grows more slowly than we expect, particularly on the channels that our solutions support; challenges and risks associated with our increasing international operations; and security or privacy breaches. The forward-looking statements included in this press release represent ChannelAdvisor’s views as of the date of this press release. ChannelAdvisor undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, these forward-looking statements should not be relied upon as representing ChannelAdvisor’s views as of any date subsequent to the date of this press release.
###

Exhibit 99.1

Media Contact:
Caroline Riddle
ChannelAdvisor Corporation
caroline.riddle@channeladvisor.com
919-439-8026
Investor Contact:
Garo Toomajanian
ICR, LLC
ir@channeladvisor.com
919-228-2003

ChannelAdvisor Corporation and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31,
	2017	2016
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$53,422	$65,420
Accounts receivable, net of allowance of $609 and $594 as of December 31, 2017 and 2016, respectively	27,452	19,445
Prepaid expenses and other current assets	16,462	10,972
Total current assets	97,336	95,837
Property and equipment, net	10,877	13,252
Goodwill	23,486	21,632
Intangible assets, net	2,503	2,660
Long-term deferred tax assets, net	5,550	5,244
Other assets	759	533
Total assets	$140,511	$139,158
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,243	$4,709
Accrued expenses	12,611	11,067
Deferred revenue	27,143	23,474
Other current liabilities	4,477	4,450
Total current liabilities	51,474	43,700
Long-term capital leases, net of current portion	641	1,262
Lease incentive obligation	3,328	4,206
Other long-term liabilities	3,157	2,993
Total liabilities	58,600	52,161
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized, no shares issued and outstanding as of December 31, 2017 and 2016, respectively	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 26,601,626 and 25,955,759 shares issued and outstanding as of December 31, 2017 and 2016, respectively	27	26
Additional paid-in capital	262,805	252,158
Accumulated other comprehensive loss	(789)	(1,612)
Accumulated deficit	(180,132)	(163,575)
Total stockholders’ equity	81,911	86,997
Total liabilities and stockholders’ equity	$140,511	$139,158

ChannelAdvisor Corporation and Subsidiaries
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(unaudited)	(unaudited)	(unaudited)
Revenue	$34,105	$31,763	$122,535	$113,200
Cost of revenue (1) (2)	6,039	7,033	25,950	27,620
Gross profit	28,066	24,730	96,585	85,580
Operating expenses (1) (2):
Sales and marketing	16,264	13,538	63,495	56,602
Research and development	5,990	4,659	21,868	17,736
General and administrative	6,248	6,311	27,800	25,079
Total operating expenses	28,502	24,508	113,163	99,417
(Loss) income from operations	(436)	222	(16,578)	(13,837)
Other income (expense):
Interest income (expense), net	73	10	222	(1)
Other (expense) income, net	(23)	36	83	173
Total other income (expense)	50	46	305	172
(Loss) income before income taxes	(386)	268	(16,273)	(13,665)
Income tax expense (benefit)	75	(5,567)	284	(5,658)
Net (loss) income	$(461)	$5,835	$(16,557)	$(8,007)
Net (loss) income per share:
Basic	$(0.02)	$0.23	$(0.63)	$(0.31)
Diluted	$(0.02)	$0.21	$(0.63)	$(0.31)
Weighted average common shares outstanding:
Basic	26,583,657	25,878,260	26,366,748	25,604,893
Diluted	26,583,657	27,577,027	26,366,748	25,604,893

(1) Includes stock-based compensation as follows:
Cost of revenue	$54	$318	$807	$1,259
Sales and marketing	1,011	1,124	3,971	4,775
Research and development	601	477	2,260	1,962
General and administrative	1,149	1,136	4,909	5,266
	$2,815	$3,055	$11,947	$13,262

(2) Includes depreciation and amortization as follows:
Cost of revenue	$897	$1,135	$3,955	$4,632
Sales and marketing	250	283	1,062	1,136
Research and development	100	113	424	458
General and administrative	290	346	1,137	1,612
	$1,537	$1,877	$6,578	$7,838

ChannelAdvisor Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2017	2016
	(unaudited)
Cash flows from operating activities
Net loss	$(16,557)	$(8,007)
Adjustments to reconcile net loss to net cash and cash equivalents (used in) provided by operating activities:
Depreciation and amortization	6,578	7,838
Bad debt expense	727	528
Non-cash stock-based compensation expense	11,947	13,262
Deferred income taxes	130	(5,649)
Other items, net	(869)	(875)
Changes in assets and liabilities, net of effects from acquisition:
Accounts receivable	(8,261)	(1,885)
Prepaid expenses and other assets	(5,514)	(2,014)
Accounts payable and accrued expenses	5,242	3,697
Deferred revenue	3,581	4,676
Net cash and cash equivalents (used in) provided by operating activities	(2,996)	11,571

Cash flows from investing activities
Purchases of property and equipment	(2,790)	(1,755)
Payment of internal-use software development costs	(293)	(208)
Acquisition, net of cash acquired	(2,177)	—
Net cash and cash equivalents used in investing activities	(5,260)	(1,963)

Cash flows from financing activities
Repayment of capital leases	(2,840)	(2,096)
Proceeds from exercise of stock options	1,428	930
Payment of contingent consideration	—	(338)
Payment of statutory tax withholding related to net-share settlement of restricted stock units	(2,727)	(2,394)
Net cash and cash equivalents used in financing activities	(4,139)	(3,898)

Effect of currency exchange rate changes on cash and cash equivalents	397	(764)
Net (decrease) increase in cash and cash equivalents	(11,998)	4,946

Cash and cash equivalents, beginning of year	65,420	60,474
Cash and cash equivalents, end of year	$53,422	$65,420

Reconciliation of GAAP Gross Profit and GAAP Gross Margin to Non-GAAP Gross Profit and Non-GAAP Gross Margin
(unaudited; in thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenue	$34,105	$31,763	$122,535	$113,200

Gross profit (GAAP)	$28,066	$24,730	$96,585	$85,580
Plus: Stock-based compensation expense	54	318	807	1,259
Gross profit (Non-GAAP)	$28,120	$25,048	$97,392	$86,839
Gross margin (GAAP)	82.3%	77.9%	78.8%	75.6%
Gross margin (Non-GAAP)	82.5%	78.9%	79.5%	76.7%

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses
(unaudited; in thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Operating expenses (GAAP)	$28,502	$24,508	$113,163	$99,417
Less: Stock-based compensation expense	2,761	2,737	11,140	12,003
Less: One-time charge for VDAs related to sales taxes	—	—	2,539	—
Operating expenses (Non-GAAP)	$25,741	$21,771	$99,484	$87,414

Reconciliation of GAAP (Loss) Income from Operations and GAAP Operating Margin to Non-GAAP Income (Loss) from Operations and Non-GAAP Operating Margin
(unaudited; in thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenue	$34,105	$31,763	$122,535	$113,200

(Loss) income from operations (GAAP)	$(436)	$222	$(16,578)	$(13,837)
Plus: Stock-based compensation expense	2,815	3,055	11,947	13,262
Plus: One-time charge for VDAs related to sales taxes	—	—	2,539	—
Income (loss) from operations (Non-GAAP)	$2,379	$3,277	$(2,092)	$(575)
Operating margin (GAAP)	(1.3)%	0.7%	(13.5)%	(12.2)%
Operating margin (Non-GAAP)	7.0%	10.3%	(1.7)%	(0.5)%

Reconciliation of GAAP Net (Loss) Income to Non-GAAP Net Income (Loss)
(unaudited; in thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net (loss) income (GAAP)	$(461)	$5,835	$(16,557)	$(8,007)
Plus: Stock-based compensation expense	2,815	3,055	11,947	13,262
Plus: One-time charge for VDAs related to sales taxes	—	—	2,539	—
Net income (loss) (Non-GAAP)	$2,354	$8,890	$(2,071)	$5,255

Reconciliation of Net (Loss) Income to Adjusted EBITDA
(unaudited; in thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net (loss) income	$(461)	$5,835	$(16,557)	$(8,007)
Adjustments:
Interest (income) expense, net	(73)	(10)	(222)	1
Income tax expense (benefit)	75	(5,567)	284	(5,658)
Depreciation and amortization expense	1,537	1,877	6,578	7,838
Total adjustments	1,539	(3,700)	6,640	2,181
EBITDA	1,078	2,135	(9,917)	(5,826)
Stock-based compensation expense	2,815	3,055	11,947	13,262
One-time charge for VDAs related to sales taxes	—	—	2,539	—
Adjusted EBITDA	$3,893	$5,190	$4,569	$7,436

Free Cash Flow Reconciliation
(unaudited; in thousands)
	Year Ended December 31,
	2017	2016
Cash (used in) provided by operating activities	$(2,996)	$11,571
Less: Purchases of property and equipment	(2,790)	(1,755)
Free cash flow	$(5,786)	$9,816

Adjusted EBITDA Guidance Reconciliation
(unaudited; in millions)
	First Quarter 2018		Full Year 2018
	Low	High	Low	High
Net loss (estimate)	$(5.4)	$(4.5)	$(12.8)	$(9.3)
Adjustments (estimates):
Interest (income) expense, net	0.0	(0.1)	(0.2)	(0.4)
Income tax expense (benefit)	0.1	0.1	0.5	0.4
Depreciation and amortization expense	1.5	1.5	5.3	5.1
Total adjustments	1.6	1.5	5.6	5.1
EBITDA	(3.8)	(3.0)	(7.2)	(4.2)
Stock-based compensation expense (estimate)	3.1	2.7	13.2	12.2
Adjusted EBITDA guidance	$(0.7)	$(0.3)	$6.0	$8.0